UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):			February 17, 2026
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Aramark
(Exact Name of Registrant Specified in Charter) ____________________________
Delaware		001-36223	20-8236097
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
2400 Market Street			19103
Philadelphia,	Pennsylvania
(Address of Principal Executive Offices)			(Zip Code)

(215)	238-3000
(Registrant's Telephone Number, Including Area Code)
N/A (Former name or former address, if changed since last report.)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock,	par value $0.01 per share	ARMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2026, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Aramark (the “Company”) approved a special grant to Marc Bruno, the Company’s Chief Operating Officer, U.S. Food and Facilities, of Restricted Stock Units (“RSUs”) to be granted effective as of February 19, 2026 with a grant date fair value of $3,000,000. These RSUs will vest on the earlier to occur of: (i) the third anniversary of the date of grant and (ii) the date that is six months following the date (the “Succession Date”) upon which a successor Chief Executive Officer appointed by the Board on a permanent basis commences active employment with the Company (or such earlier date following the Succession Date as may be determined by the Board in its sole discretion), subject to Mr. Bruno’s continued employment with the Company through such vesting date. The RSUs also provide for accelerated vesting in the event of certain qualifying termination of employment events (not including Mr. Bruno’s voluntary retirement).

Item 7.01	Regulation FD Disclosure.
On February 17, 2026, the Compensation Committee also approved a special grant of RSUs with a grant date fair value of $3,000,000 to Carl Mittleman, Chief Operating Officer, International. These RSUs have the same terms as those granted to Mr. Bruno.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	February 20, 2026	By:	/s/ Lauren A. Harrington
		Name:	Lauren A. Harrington
		Title:	Executive Vice President and
General Counsel